Exhibit 99.1

Flux Power Announces Record Quarterly Revenue of $7.0M for Third Quarter of FY 2021; Increase of 38% YOY

Investor Conference Call at 4:30 PM ET

Vista, CA – May 13, 2021 – Flux Power Holdings, Inc. (NASDAQ: FLUX), a developer of advanced lithium-ion industrial batteries for commercial and industrial equipment, today reported financial results for its third quarter of fiscal year 2021 (Q3’21).

Financial Highlights:

●	Q3’21 revenue grew 38% to a record $7.0M compared to Q3’20 revenue of $5.1M.
●	Q3’21 gross margin increased to 24.1% compared to 12.8% in Q3’20.

Strategic Highlights:

●	Achieved 11th consecutive quarter of year-over-year revenue growth.
●	Received initial orders for two major new customers - a global packaging company and a paper & chemicals manufacturer/distributor.
●	Continued progress on increasing gross margins.
●	Launched the next generation M24 lithium-ion battery pack for end riders and center riders, at the ProMatDX material handling tradeshow, with initial orders already received.

Q3’21 Financial Results

Revenue: Q3’21 revenue increased by 38% to $7.0M compared to $5.1M in Q3’20, driven by increases in sales of larger capacity product lines.

Gross Profit: Q3’21 gross profit improved by 158% to $1.7M compared to a gross profit of $649K in Q3’20, principally reflecting higher revenue and reduced material costs through volume purchasing.

Selling & Administrative: Expenses increased to $3.1M in Q3’21 from $2.6M in Q3’20, reflecting increases in personnel related expenses, insurance premiums, and freight expenses.

Research & Development: Expenses remained constant at $1.5M in Q3’21, compared to Q3’20 reflecting continued product development activities and product testing.

Net Loss: Q3’21 net loss decreased to $1.7M from a net loss of $4.0M in Q3’20, principally reflecting increased gross profit, other income due to PPP loan forgiveness, and decreased interest expense.

Balance Sheet: The balance sheet was strengthened during Q3’21 from conversion of all outstanding short-term debt of $2.4M during the quarter, resulting in the elimination of all debt. Further, $1.7M was raised under the ATM (At-the-Market) facility during Q3’21.

Fiscal Year 2021 Outlook

We anticipate that new customer acquisition will continue, supplementing continued orders from existing customers, with additional opportunities facilitated by the next generation M24 lithium-ion battery pack for the high-volume end rider segment. The airport ground support equipment business is experiencing a resurgence following the COVID-19 impact.

We believe Flux Power is in a strong place to continue expansion to meet the demand for lithium-ion battery packs. However, supply chain challenges, both for semi-conductors, raw materials, and generic issues in ocean freight, present a risk to this growth, despite mitigation plans in place.

“We are excited by the initial customer reception of our next-generation M24 lithium-ion battery pack for the end rider and center rider market, which is a high-volume forklift sector,” CEO Ron Dutt added. “We believe it’s a great addition to our full product lineup which provides a high value proposition to our customers with large material handling fleets.”

Conference Call

Management will hold a conference call today starting at 4:30 PM ET. Investors and analysts interested in joining the call are invited to dial (833) 428-8374 or (270) 240-0543. The conference ID is 7359227. A recording of the conference call will be uploaded to the Flux Power website once it is available.

About Flux Power Holdings, Inc. (www.fluxpower.com)

Flux Power designs, develops, manufactures, and sells advanced lithium-ion energy storage solutions for lift trucks, airport ground support equipment (GSE), stationary energy storage, and other industrial and commercial applications. Flux Power’s “LiFT Pack” battery packs, including its proprietary battery management system (BMS), provide its customers with a better performing, higher value, and more environmentally friendly alternative as compared to traditional lead acid and propane-based solutions.

Cautionary Statement Regarding Forward-Looking Statements

This release contains projections and other "forward-looking statements" relating to Flux Power’s business, that are often identified using "believes," "expects" or similar expressions. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include impact of COVID-19 on Flux Power’s business, results and financial condition; Flux Power’s ability to obtain raw materials and other supplies for its products at competitive prices and on a timely basis, particularly in light of the potential impact of the COVID-19 pandemic on its suppliers and supply chain; the development and success of new products, projected sales, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance and purchase of current and new products. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

Follow us at:

Blog:	Flux Power Blog
News	Flux Power News
Twitter:	@FLUXpwr
LinkedIn:	Flux Power

Media & Investor Relations:

Justin Forbes

877-505-3589

info@fluxpower.com

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2021 (Unaudited)	June 30, 2020

ASSETS

Current assets:
Cash	$2,432,000	$726,000
Accounts receivable	4,864,000	3,069,000
Inventories	8,611,000	5,256,000
Other current assets	780,000	787,000
Total current assets	16,687,000	9,838,000
Right of use asset	3,138,000	3,435,000
Other assets	132,000	174,000
Property, plant and equipment, net	1,044,000	528,000

Total assets	$21,001,000	$13,975,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$6,050,000	$4,648,000
Accrued expenses	1,750,000	1,400,000
Deferred revenue	115,000	4,000
Customer deposits	155,000	1,563,000
Due to Factor	-	469,000
Short-term loans – related party	-	2,057,000
Line of credit - related party	-	5,290,000
Financing lease payable	-	28,000
Office lease payable, current portion	419,000	288,000
Accrued interest	3,000	50,000
Total current liabilities	8,492,000	15,797,000

Long term liabilities:
Paycheck Protection Program loan payable	-	1,297,000
Office lease payable, less current portion	2,979,000	3,301,000

Total liabilities	11,471,000	20,395,000

Stockholders’ equity (deficit):

Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 13,003,795 and 7,420,487 shares issued and outstanding at March 31, 2021 and June 30, 2020, respectively	13,000	7,000
Additional paid-in capital	72,002,000	46,985,000
Accumulated deficit	(62,485,000)	(53,412,000)

Total stockholders’ equity (deficit)	9,530,000	(6,420,000)

Total liabilities and stockholders’ equity (deficit)	$21,001,000	$13,975,000

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Revenues	$6,964,000	$5,051,000	$17,932,000	$10,585,000
Cost of sales	5,287,000	4,402,000	13,893,000	9,494,000

Gross profit	1,677,000	649,000	4,039,000	1,091,000

Operating expenses:
Selling and administrative expenses	3,122,000	2,584,000	9,177,000	7,075,000
Research and development	1,523,000	1,527,000	4,624,000	3,888,000
Total operating expenses	4,645,000	4,111,000	13,801,000	10,963,000

Operating loss	(2,968,000)	(3,462,000)	(9,762,000)	(9,872,000)

Other income	1,307,000	-	1,307,000	-
Interest expense	(64,000)	(503,000)	(618,000)	(1,214,000)

Net loss	$(1,725,000)	$(3,965,000)	$(9,073,000)	$(11,086,000)

Net loss per share - basic and diluted	$(0.14)	$(0.78)	$(0.80)	$(2.17)

Weighted average number of common shares outstanding - basic and diluted	12,499,870	5,107,845	11,300,229	5,105,982

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